                           STOCK OPTION AGREEMENT


     This Stock Option Agreement (this "Option Agreement") is made and entered into effective as of the 1st day of December, 1994 by and between Life Partners Group, Inc., a Delaware corporation ("LPG"), and John H. Massey (the "Optionee").

                            W I T N E S S E T H:

     WHEREAS, concurrently with the execution of this Option Agreement, the Optionee and LPG have entered into an Employment Agreement (the "Employment Agreement") pursuant to which, among other things, the Optionee has been employed by LPG on the terms and conditions set forth therein; and

     WHEREAS, as an additional incentive to the Optionee to enter into and remain in the employ of LPG and to devote his best efforts to the business and affairs of LPG, LPG desires to grant to the Optionee certain nonstatutory stock options to purchase from LPG, at the times and on the conditions hereinafter set forth, shares of LPG's Common Stock, par value $0.001 per share (the "Common Stock").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree as follows:

     1. GRANT OF OPTIONS.

     (a) TEN YEAR OPTION. LPG hereby grants to the Optionee the option (the "Ten Year Option") to purchase from LPG, at the times, at the Ten Year Exercise Price (as hereinafter defined), and on the conditions set forth in this Option Agreement, up to 250,000 shares of Common Stock (subject to adjustment as provided in Section 6 hereof).

     (b) THREE MONTH OPTION. LPG hereby grants to the Optionee the option (the "Three Month Option" and, collectively with the Ten Year Option, the "Options") to purchase from LPG, at the times, at the Three Month Exercise Price (as hereinafter defined), and on the conditions set forth in this Option Agreement, up to 60,000 shares of Common Stock (subject to adjustment as provided in Section 6 hereof).

     2. EXERCISE OF THE OPTIONS.

     (a) TIME OF EXERCISE.   The Ten Year Option shall become exercisable as
to 50,000 shares on October 1, 1995, (ii) as to an additional 50,000 shares on October 1, 1996, (iii) as to an additional 50,000 shares on October 1, 1997, (iv) as to an additional 50,000 shares on October 1, 1998, and (v) as to an additional 50,0000 shares on October 1, 1999, provided, however, that any portion of the Ten Year Option which has not become exercisable shall become exercisable in full upon the occurrence of a Change of Control (as defined in the Employment Agreement). The Three Month Option is exercisable in full as of the date of this

Option Agreement. Subject to Sections 4 and 7 below, (i) the Ten Year Option must be exercised by the Optionee prior to 1:00 p.m., Dallas, Texas time, on October 1, 2004 (the "Ten Year Termination Date") and (ii) the Three Month Option must be exercised by the Optionee prior to 1:00 p.m. Dallas, Texas time, on February 28, 1995 (the "Three Month Termination Date"). If the Optionee fails to exercise the Ten Year Option or the Three Month Option in full prior to the Ten Year Termination Date or the Three Month Termination Date, respectively, all rights of the Optionee to purchase the shares of Common Stock subject to the unexercised portion or portions of the applicable Option shall automatically cease and any other rights of the Optionee provided in this Option Agreement with respect to such unexercised portion or portions of the applicable Option shall terminate and be of no further force and effect.

     (b) PURCHASE PRICE.   The purchase price for each share of Common Stock
purchased upon exercise of the Ten Year Option will be $_____ per share, which price per share is equal to the closing price per share for LPG's publicly traded common stock as quoted on the New York Stock Exchange on November 30, 1994 (the "Ten Year Exercise Price"), and upon exercise of the Three Month Option will be $_____ per share (the "Three Month Exercise Price"), in each case, subject to adjustment as provided in Section 6 hereof (each such purchase price, as applicable, being referred to herein as the "Exercise Price"). No fractional shares of Common Stock shall be issued pursuant to the exercise of the Options, and the number of shares of Common Stock to be purchased in connection with the exercise of the Options (or any portion or portions thereof) shall be rounded down to the nearest whole share of Common Stock. No cash shall be payable in lieu of fractional shares.

     3. METHOD OF EXERCISE AND PAYMENT. Subject to Sections 2, 4, and 7 hereof, the Options granted hereunder may be exercised by the Optionee in whole or in part, from time to time, by giving written notice to LPG of his intent to exercise the Options at least 15 calendar days prior to the proposed exercise date. Such notice shall (a) specify the Options (or portion or portions thereof) being exercised, (b) specify the number of shares of Common Stock to be purchased upon exercise of such Options (or portion or portions thereof), (c) specify the Exercise Price to be paid therefor, (d) represent in form satisfactory to LPG that the shares of Common Stock are being purchased for investment and not with a view to resale or distribution, and (e) state the date and time of the proposed exercise date. Exercise of the Options shall occur only upon payment to LPG of the respective full Exercise Price for the shares of Common Stock then being purchased, which purchase price shall be made against delivery of the certificate or certificates for the shares of Common Stock purchased. Payment may be made in cash, by check, or in such other manner as may be acceptable to LPG, including without limitation tendering shares of Common Stock of the Company with a fair market value at least equal to the aggregate exercise price for the shares to be acquired. Where the Optionee exercises his Options by tendering Common Stock of the Company, the fair market value of such shares as of the date proper written notice is received by the Company (the "Date of Exercise") shall be established in good faith by the Board of Directors. In setting the fair market value as of the Date of Exercise, due regard shall be given all facts and circumstances. However, if an active market


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exists for the Common Stock, the average of the closing bid and asked prices on the Date of Exercise shall be set by the Board of Directors as the fair market value. If an active market does not exist at the Date of Exercise, the Optionee may condition his exercise on the Board of Directors establishing a fair market value above an amount specified in the Optionee's written notice. Any shares tendered that are not used to satisfy an exercise price shall be returned to the Optionee. Finally, the Optionee may choose to satisfy the exercise price through some combination of the two methods described in this paragraph.

At the time of delivery, the Company shall, without stock transfer tax to the Optionee (or other person entitled to exercise the Option), deliver to the Optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.

     4. TERMINATION OF EMPLOYMENT PRIOR TO EXERCISE.

     (a) TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON. If the Optionee's employment with LPG is terminated by the Optionee without Good Reason (as defined in the Employment Agreement) or by LPG for or with Cause (as defined in the Employment Agreement) prior to the exercise in full of the Options, then all rights of the Optionee to purchase the shares of Common Stock subject to the unexercised portion or portions of the Options shall cease immediately upon the effective date of such termination (regardless of whether or not such unexercised portion or portions of the Options are exercisable as of the effective date of such termination), and any other rights of the Optionee provided in this Option Agreement with respect to such unexercised portion or portions of the Options shall terminate and be of no further force and effect as of the effective date of such termination.

     (b) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. If the Optionee's employment with LPG is terminated by the Optionee for Good Reason or by LPG without Cause prior to the exercise in full of the Options, all Options issued pursuant to this Option Agreement shall be immediately exercisable without regard to the vesting schedule set forth in Section 2(a) hereof, and the Optionee may exercise, in whole or in part, the unexercised portion or portions of the Options by notifying LPG in writing not later than one calendar year after the effective date of such termination. Such notice to LPG and the method of payment for the shares of Common Stock to be purchased shall be in accordance with Sections 2 and 3 of this Option Agreement. All rights of the Optionee to purchase the shares of Common Stock subject to the unexercised portion or portions of the Options shall automatically cease, and any other rights of the Optionee provided in this Option Agreement with respect to such unexercised portion or portions of the Options shall terminate and be of no force and effect, if the Optionee fails to give such notice within such one-year time period.


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

     (c) DEATH OR DISABILITY OF OPTIONEE. In the event the Optionee's employment with LPG is terminated as a result of the Optionee's death or disability prior to the exercise in full of the Options, all Options issued pursuant to this Option Agreement shall be immediately exercisable without regard to the vesting schedule set forth in Section 2(a) hereof, and the Optionee (or the estate of the Optionee) may exercise, in whole or in part, the unexercised portion or portions of the Options by notifying LPG in writing not later than one calendar year after such date. Such notice to LPG and the method of payment for the shares of Common Stock to be purchased shall be in accordance with Sections 2 and 3 of this Option Agreement. All rights of the Optionee (or the estate of the Optionee) to purchase the shares of Common Stock subject to the unexercised portion or portions of the Options shall automatically cease, and any other rights of the Optionee (or the estate of the Optionee) provided in this Option Agreement with respect to such unexercised portion or portions of the Options shall terminate and be of no force and effect if the Optionee (or the estate of the Optionee) fails to give such notice within such one-year time period.

     5. NONTRANSFERABILITY OF OPTIONS.  Except as otherwise provided in
Section 4(c) hereof, the Options are personal to the Optionee, may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), may not be exercised by any other person or entity, and shall not be subject to execution, attachment, or similar process. Any purported transfer in violation of this Section 5 shall be absolutely void ab initio and of no force or effect whatsoever.

     6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event LPG at any time (a) pays a dividend, or makes a distribution, in shares of Common Stock,
(b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (of) issues any shares of its capital stock or other securities by reclassification of shares of Common Stock, then the Exercise Price of the Options granted hereunder and the number of shares of Common Stock then issuable pursuant to any unexercised portion of the Options shall be automatically adjusted to reflect accurately and equitably the effect thereon of any such change. Any adjustments made pursuant to this Section 6 shall be determined in good faith by the Board of Directors of LPG after consulting with the Optionee, which determination shall, in the absence of manifest error, be conclusive and binding upon LPG and the Optionee.

     7. MERGER, CONSOLIDATION, SALE OF ASSETS, OR LIQUIDATION. In the event of any (a) merger or consolidation of LPG with or into another corporation (other than any merger or consolidation in which LPG is the surviving corporation), (b) sale of all or substantially all of the assets of LPG, or
(c) voluntary or involuntary liquidation or dissolution of LPG (each hereinafter referred to as a "Reorganization"), the unexercised portion or portions of the Options granted under this Option Agreement shall terminate as of the closing date of such Reorganization unless exercised as provided in this Section 7. Not later than 15 calendar days prior to the proposed date of, and subject to the consummation of, such Reorganization, written notice shall be given by LPG to


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

the Optionee of such proposed Reorganization. All Options issued pursuant to this Option Agreement shall be immediately exercisable without regard to the vesting schedule set forth in Section 2(a) hereof, and the Optionee may exercise any unexercised portion or portions of the Options, in whole or in part, by notifying LPG in writing not later than five calendar days after LPG has given the Optionee notice of the Reorganization. Such notice to LPG and the method of payment for the shares of Common Stock to be purchased shall be in accordance with Sections 2 and 3 of this Option Agreement, except that exercise of the Options shall occur immediately preceding the closing of such Reorganization. The unexercised portion or portions of the Options shall automatically terminate if the Optionee fails to give such notice within such time period; PROVIDED, HOWEVER, that in the event such notice of exercise is given in contemplation of a Reorganization and the anticipated Reorganization is not consummated, there shall be no acceleration of the unexercised portion or portions of the Options, the unexercised portion or portions of the Options shall again become exercisable as provided in Section 2(a) above, and the notices given hereunder shall be withdrawn and considered a nullity.

    8. AMENDMENT OF COMPANY STOCK OPTION PLAN. If the Company at any time proposes to amend (a "Plan Amendment") its currently existing 1992 Incentive and Nonstatutory Stock Option Plan (the "Option Plan") so as to increase the aggregate number of shares of Stock (as defined in the Option Plan) that may be issued, transferred or exercised pursuant to Awards (as defined in the Option Plan) and to file a registration statement under the Securities Act of 1933, as amended, on Form S-8 (or an amendment of the existing Form S-8, in either case a "Plan Registration") for the registration of such additional Stock, it will give written notice to the Optionee, at least 30 days prior to the initial submission of such proposed amendment to shareholders of the Company, which notice shall set forth the intended terms of the amendment and registration statement. In the event the Optionee desires to convert the Ten Year Option, or any portion thereof, into an Incentive Option under the Option Plan, he shall so advise the Company in writing within 10 Business Days after the date of receipt of the notice from the Company, setting forth the number of shares under the Ten Year Option for which conversion is requested by the Optionee (the "Convertible Option Shares"). The Company shall thereupon use commercially reasonable efforts to make provision in the proposed Plan Amendment and proposed Plan Registration with respect thereto for the inclusion of the Convertible Option Shares such that, following the Plan Amendment and the Plan Registration, the Convertible Option Shares will become an Incentive Option (as defined in the Option Plan) for a like number of shares of the Company's common stock. In the event that independent outside legal counsel shall advise the Company in writing that, in its opinion, the provision for converting the Convertible Option Shares in the Plan Amendment or the Plan Registration would materially and adversely effect the rights of other option holders under the Option Plan, the qualification of the Option Plan under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the obligations of the Company under the Option Plan or otherwise, then the Optionee shall have no rights to have the Convertible Option Shares converted into an Incentive Option.

     9. NOTICES. Any notice, request, demand, or other communication required by or


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

permitted to be given in connection with this Option Agreement shall be in writing, except as expressly otherwise permitted herein, and shall be delivered in person, sent by first class mail, certified or registered mail, return receipt requested, postage prepaid, sent by telefacsimile or similar means of communication, or delivered by a courier service, charges prepaid, to the respective parties as follows:

        (i) If to LPG:
            7887 East Belleview Avenue
            Englewood, Colorado 80111
            Telecopy No.: 303/796-7576
            Attn: President

       (ii) If to the Optionee:

            John H. Massey
            4004 Windsor Avenue
            Dallas, Texas 75205

Each of the parties hereto may change the address to which such party desires notices to be sent if such party notifies the other party hereto of such change in accordance with the provisions of this Section 9. Any such notice shall be deemed to be given when received, if delivered personally or by courier or mailed; and when electronically confirmed, if sent by telefacsimile or similar device.

     10. ADDITIONAL COVENANTS. LPG shall not be required to sell or make delivery of any shares of Common Stock hereunder until it shall be furnished with evidence satisfactory to it that such sale and delivery will not be in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable state or federal law or regulation. The Optionee, by his acceptance of this Option Agreement, acknowledges and agrees that the Options and any shares of Common Stock issuable upon exercise thereof are being acquired by him for his own account for the purpose of investment and not for sale or other distribution thereof, as those terms are defined under the Securities Act. The Optionee agrees further that LPG may request, and the Optionee will deliver to LPG upon such request, Optionee's acknowledgment and agreement regarding investment intent in such detail and containing such terms and provisions as LPG shall deem appropriate and that any certificate evidencing such shares of Common Stock issued on exercise of the Options will bear certain legended information, including, without limitation, the following:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE
     HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED,


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     TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER THEREOF
     HAS PROVIDED EVIDENCE SATISFACTORY TO THE COMPANY (WHICH, IN
     THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF
     COUNSEL SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE,
     PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE
     APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

and any certificate evidencing such shares of Common Stock issued on exercise of all or any portion of the Three Month Option will bear the following additional legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT (THE "VOTING AGREEMENT") DATED AS
     OF APRIL 23, 1992, AMONG THE ORIGINAL AND CURRENT HOLDERS OF SUCH SECURITIES AND THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS OF THE VOTING AGREEMENT. A COPY OF THE VOTING AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON THAT HOLDER'S WRITTEN REQUEST.


     11. REGULATORY APPROVAL. The Options shall be subject to the requirement that, if at any time the Board of Directors of LPG shall determine, in good faith, that the consent or approval of any state or federal governmental or regulatory body is required as a condition of, or in connection with, the granting of the Options or the issuance or purchase of shares of Common Stock thereunder, or the exercise of the Options would violate any rule promulgated by any state or federal governmental or regulatory body, the Options may not be exercised in whole or in part unless and until such consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of LPG in its discretion.

     12. VOTING AGREEMENT. LPG and the Optionee hereby agree that, from and after the exercise of the Three Month Option (or any portion or portions thereof) by the Optionee, the provisions applicable to certain existing shareholders of LPG (consisting of certain officers, directors and employees of LPG, and various other persons and entities) pursuant to that certain Voting Agreement (herein so called) dated as of April 23, 1992 by and among Hicks, Muse, Tate & Furst, Inc. (formerly, Hicks, Muse & Co. (TX) Incorporated), LPG, and the other persons listed on the signature pages thereof, shall inure to the benefit of, and be binding upon, the Optionee with respect to the shares acquired upon such exercise of the Three Month Option. Shares acquired by the Optionee upon exercise of all or any portion of the Ten Year Option shall not be subject to the Voting Agreement.

     13. REFERENCES. All references to "Section" contained herein are, unless specifically


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indicated otherwise, references to sections of this Option Agreement.
Whenever herein the singular number is used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

     14. CAPTIONS. The captions, headings, and arrangements used in this Option Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

     15. GOVERNING LAW. THIS OPTION AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF COLORADO, AND THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS OPTION AGREEMENT.

     16. INVALID PROVISIONS. If any provision of this Option Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Option Agreement, such provision shall be fully severable and this Option Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Option Agreement; and the remaining provisions of this Option Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Option Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Option Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     17. AMENDMENTS. Subject to the receipt of any required approvals or consents of third parties, this Option Agreement may be amended at any time and from time to time in whole or in part, or may be terminated, by an instrument in writing setting forth the particulars of such amendment or termination, as the case may be, duly executed by LPG and the Optionee.

     18. MULTIPLE COUNTERPARTS. This Option Agreement may be executed in a number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute, collectively, one agreement; but in making proof of this Option Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     19. WAIVER. No waiver of a failure by a party to comply with any of its obligations under this Option Agreement shall be binding unless executed in writing by the party to whom such compliance is owed. No waiver of any provision of this Option Agreement shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such a waiver constitute a continuing waiver unless otherwise expressly provided.

     20. ENTIRE AGREEMENT. This Option Agreement embodies the entire agreement and


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understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings in respect of the subject matter contained herein, other than those set forth or referred to herein.

     21. SUCCESSORS AND ASSIGNS. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto. Subject to the foregoing and to Section 5 hereof, this Agreement shall inure to the benefit of and be binding upon the respective heirs, beneficiaries, successors and permitted assigns of each of the parties. All references herein to "LPG" or to the "Optionee" shall include the respective heirs, beneficiaries, successors, and permitted assigns thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first written above.

                                    LIFE PARTNERS GROUP, INC.


                                    By: /s/ GENA H. BISHOP
                                        -------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------


                                    /s/ JOHN H. MASSEY
                                    -----------------------------------
                                    John H. Massey


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